Exhibit 5.1

APPLEBY
CANON’S COURT
22 VICTORIA STREET
PO BOX HM 1179
HAMILTON HM EX
BERMUDA

e-mail:
fgores@applebyglobal.com

direct dial:
Tel +441 298 3246
Fax +441 298 4169

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appleby ref:
FG/rt/73287.89

5 July 2007
The Board of Directors
Covidien Ltd.
Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

Dear Sirs

Covidien Ltd.

We have acted as attorneys in Bermuda for Covidien Ltd., a Bermuda limited liability company (the “Company”) in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) with respect to 27,882,100 of the Company’s Common Shares to be issued pursuant to the terms of a separation and distribution agreement by or among Tyco International Ltd., the Company and Tyco Electronics Ltd. dated as of 29 June 2007 (the “Plan”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)                                  the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)                                 that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)                                  the genuineness of all signatures on the Documents;

(d)                                 that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have a material effect on any of the opinions herein expressed;

(e)                                  that all representations and factual statements appearing in the Registration Statement, the Plan and the Resolutions are true, accurate and complete in all material respects;

(f)                                    that any awards granted under the Plan will be in consideration of the receipt by the Company prior to the issue of Common Shares pursuant thereto of either cash or services at least equal to the par value of such Common Shares;

(g)                                 that when filed with the Securities and Exchange Commission, the Registration Statement will not differ in any material respect from the drafts that we have examined;

(h)                                 that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(i)                                     that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered; and

(j)                                     that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors and the sole Shareholder of the Company as unanimous written resolutions of the Board and sole Shareholder and that there is no matter affecting the authority of the Directors to approve the adoption of the Plans and filing of the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)                                  The Company is an exempted company incorporated with limited liability and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Common Shares.

(2)                                  When issued pursuant to the applicable Resolutions and the Plan, all necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Common Shares pursuant to Bermuda law will have been taken by or on behalf of the Company, and all necessary approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Common Shares.

(3)                                  When the Common Shares have been issued and paid for pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable Resolutions and the Plan, the Common Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

(4)                                  There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Common Shares.

Reservations

We have the following reservations:

(a)                                  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)                                 In paragraph (1) above, the term “good standing” means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c)                                  Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure

This opinion is addressed to you in connection with the registration of the Common Shares with the Securities and Exchange Commission.  Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. We hereby consent to the inclusion of the opinion as an exhibit to the Registration Statement.  This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

APPLEBY

SCHEDULE

1.                                       An electronic copy of the draft Registration Statement received on 3 July 2007.

2.                                       Electronic copies of the Plan received on 5 July 2007.

3.                                       A copy of unanimous written resolutions of the Directors effective 1 June 2007 and written resolutions of the sole Shareholder effective 13 June 2007 (collectively, the “Resolutions”).

4.                                       The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search carried out on 5 July 2007 (the “Company Search”);

5.                                       The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search carried out on 5 July 2007 (the “Litigation Search”).

6.                                       Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company incorporating all amendments to 29 June 2007 (collectively referred to as the “Constitutional Documents”).

7.                                       A copy of the Notice to the Public dated 1 June 2005 issued by the Bermuda Monetary Authority under the Exchange Control Act 1972 and related regulations which grants general permission for the issue and transferability of Equity Securities of a Bermuda company which are listed on an Appointed Stock Exchange, from and/or to a person who is non-resident in Bermuda, for as long as the Equity Securities of the company remain so listed.

8.                                       A Certificate of Compliance dated 28 June 2007 issued by the Ministry of Finance in respect of the Company.

9.                                       Certified copies of the share register of the Company as at 29 June 2007 certified by Michael Jones, Secretary.